FIRST AMENDMENT TO
                      STOCK PLEDGE AGREEMENT


     THIS FIRST AMENDMENT TO STOCK PLEDGE AGREEMENT (herein called this "Amendment") is made as of April 9, 1997, by XCL Ltd. (formerly named The Exploration Company of Louisiana, Inc.), a Delaware corporation ("Debtor") and ING (U.S.) Capital Corporation (formerly named Internationale Nederlanden (U.S.) Capital Corporation), a Delaware corporation, in its capacity as agent for itself and certain other lenders from time-to-time parties to the Credit Agreement described herein ("Secured Party").

     WITNESSETH:

      1. XCL-Texas, Inc., a Texas corporation ("Borrower"), Debtor, Secured Party, as agent and collateral agent, and certain lenders are parties to a Credit Agreement dated as of January 31, 1994 (as from time to time amended, supplemented, or restated, the "Credit Agreement").

     2. Debtor has executed and delivered a Stock Pledge Agreement dated as of January 31, 1994 (the "Original Agreement") in favor of Secured Party, pursuant to which Debtor granted to Secured Party a security interest in the Collateral as defined therein.

     3. Debtor, Borrower, Secured Party and Lenders are entering into a Forbearance Agreement of even date herewith, and in compliance therewith Debtor and Secured Party desire to amend the Original Agreement for the purposes expressed herein.

     NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, in consideration of the loans which have been made by Lenders to Borrower and in order to induce Agent and Lenders to enter into such Forbearance Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

     1. Definitions. Capitalized terms used but not otherwise defined herein have the meanings given them in the Original Agreement.

     2. Grant of Security Interest. As collateral security for all of the Obligations, Debtor hereby pledges and assigns to Secured Party and grants to Secured Party a continuing security interest in all of the following:

          (a) Pledged Shares. All of the following, whether now or hereafter existing, which are owned by Debtor or in which Debtor otherwise has any rights: the shares of stock described in Exhibit A-1 hereto, all certificates representing any such shares, all options and other rights, contractual or otherwise, at any time existing with respect to such shares, and, except as otherwise provided in Section
     4.8 of the Original Agreement, all dividends, cash, instruments and other property now or hereafter received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares (any and all such shares, certificates, options, rights, dividends, cash, instruments and other property being herein called the "New Pledged Shares").

          (b) Proceeds. All Proceeds of any and all of the foregoing.

In each case, the foregoing shall be covered by the security interest herein granted and by the Original Agreement as amended hereby, whether Debtor's ownership or other rights in the foregoing are presently held or hereafter acquired and howsoever Debtor's interests therein may arise or appear (whether by ownership, security interest, claim or otherwise).

     2. Amendments to Original Agreement. The definition of "Pledged Shares" in Section 2.1 of the Original Agreement is hereby supplemented to include the New Pledged Shares as additional "Pledged Shares". Exhibit A to the Original Agreement is hereby amended to include Exhibit A-1 attached hereto as an additional part of such Exhibit A.

     3. Representations and Warranties. Debtor hereby represents and warrants to Secured Party that all of the representations and warranties set forth in Section 3.1 of the Original Agreement are true and correct with respect to the New Pledged Shares, this Amendment, and the transactions effected hereby.

     4. Ratification of Agreement. The Original Agreement as hereby amended is hereby ratified and confirmed in all respects (the Original Agreement as so amended, is herein called the "Security Agreement"). Any reference to the Security Agreement in any Loan Document shall be deemed to refer to this Amendment also. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Secured Party or any other Lender under the Security Agreement or any other Loan Document nor constitute a waiver of any provision of the Security Agreement or any other Loan Document.

     5. Survival of Agreements. All agreements of Debtor herein shall survive the execution and delivery of this Amendment and the performance hereof, and shall further survive until all the Obligations are paid in full. This Amendment is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

     6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York and any applicable laws of the United States of America in all respects, including construction, validity and performance.

     7. Counterparts. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                 XCL LTD.



                                 By:______________________________
                                 Name:____________________________
                                 Title:___________________________


                                 ING (U.S.) CAPITAL CORPORATION
                                 in its capacity as Agent



                                 By:_______________________________
                                 Name:_____________________________
                                 Title:____________________________